 Representative Agreement

1. That party duly identifiedas the representative on the signature page ( “Representative”) and Thenablers, Inc. ( “Thenablers”) have agreed pursuant to this agreement (“Agreement”) that Representative will cooperate with Thenablers and act as its representative in the territory as described on the signature page, attached hereto (the “Territory”) for the purposes of:

(i)	soliciting and obtaining Agreements for the expansion of Thenablers’ customers in the Territory;

(ii)	executing Agreements acquired by Thenablers outside the Territory pursuant to which such clients require entry in the Representative’s Territory.

2. Representative agrees to devote a reasonable portion of his business efforts to Thenablers’s Business. If Representative chooses to retain or employ employees, consultants, or agents to work on his behalf such employees, consultants or agents shall not be deemed to be Thenablers’s employees, consultants or agents.

3. Except as may otherwise be authorized by Thenablers in writing, Representative is authorized to conduct Thenablers’s Business only within the Territory. While this Agreement is in effect, Thenablers will not authorize anyone other than Representative to conduct Thenablers’s Business within the Territory without Representatives’ prior consent.

4. Except as specifically provided herein, Representative shall bear all of the expenses of conducting Thenablers’s Business. Thenablers shall, at its own expense, incorporate Representatives’ offices into its printed and web based marketing materials; shall provide training and support for Representatives’ personnel and shall reimburse Representatives for actual out of pocket travel and entertainment expenses incurred by their personnel in connection with travel outside of the Territory that is at the specific request of Thenablers.

5. Compensation for the Representative shall be determined on a case by case basis, to be mutually agreed to by Thenablers and Representative (the “Customer Confirmation”). Each Customer Confirmation shall be attached hereto and incorporated by reference as it relates to each specific customer of Thenablers.

6. Representative agrees that he is independent and not Thenablers’s agent and that he has no authority to open any bank accounts, enter into any contractual or financial obligations, or (except with Thenablers’s prior written authorization) issue invoices or collect or disburse money on Thenablers’s behalf. Representative hereby agrees to comply strictly with all laws, regulations and rules which may be applicable to Representatives’ duties hereunder, including without limitation, Representative’s prompt payment of all taxes and duties which may be imposed or incurred by Representative in connection with his activities under this Agreement.

7. Upon the termination or non-renewal of this Agreement by either party, Representative shall not use the name “Thenablers” or any combination, variation, or likeness thereof and shall discontinue the use of any stationery, signs, advertising or other materials which in any way refer to Thenablers’s name. Representative specifically acknowledges that Thenablers is the sole and undisputed owner of the names “Thenablers” (or any abbreviation, variation or likeness thereof) within the Territory. During the term of this Agreement and for a period of six (6) months after termination or non-renewal of this Agreement, neither Representative nor any of Representative’s employees or personnel will directly or contact any of the Thenablers’s existing clients.

8. As an inducement for entry into this Agreement, Thenablers shall issue to the Representative a number of shares of common stock of Thenablers as identified on the signature page.

 Representative Agreement

9. This Agreement shall remain in effect for the period of twelve months from the date of execution of this Agreement (the “Initial Term”) and shall automatically renew at the expiration of the initial term for one or more successive twelve (12) month terms (each a “renewal term”), unless either party shall give the other party written notice at least thirty (30) days prior to the end of the initial term or any renewal term indicating that it elects not to renew this Agreement.

9. This Agreement contains the entire agreement between the parties with respect to Thenablers’s Business and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect thereto and shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties hereto. This Agreement has been negotiated and executed in the City and State of Nevada and shall be governed by the laws of the State of Nevada. Any action or proceeding commenced by Representative may only be commenced in a court of appropriate jurisdiction in the County and State of Nevada and Representative consent to the exercise of personal jurisdiction over Representative in the State of Nevada.

Agreed and accepted by and between:

Thenablers, Inc.

By:	/s/ Panagiotis Nikolaos Lazaretos	Date:	March 3rd, 2018

Name:	Panagiotis Nikolaos Lazaretos

Title:	Chief Executive Officer

The Representative

By:	/s/ Harry Christys	Date:	March 3rd , 2018

Name:	Harry Christys

On Behalf Of:	THENABLERS LTD_________________________________

Title:	Director of CGC Nominees Limited Director of THENABLERS LTD

The Territory:	Greece/Cyprus	Initials: (Thenablers) ___	Representative ___

Shares to Be Issued:	zero	Initials: (Thenablers) ___	Representative ___